UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 19, 2012

Ring Energy, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53920	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6555 South Lewis Street, Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 499-3880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On November 19, 2012, we completed the acquisition of CRH Mississippi South Fund, an Oklahoma corporation (“CRH”) and Pontious Mississippi South Fund, an Oklahoma corporation (“Pontious”), through the closing of the Agreement and Plan of Merger dated November 7, 2012, by and among our company and CRH, and its sole shareholder, Calvin R. Hullum, Jr., and Pontious, and its sole shareholder, Charles M. Crawford (the “Merger Agreement”).  As a result of the closing of the Merger Agreement CRH and Pontious were merged with and into our company.  In connection with the closing we issued 312,500 shares each to Messrs. Hullum and Crawford and paid an aggregate of $2,277,111.80 to them.  The cash amount paid at closing was reduced by $42,888.20 from the amount set forth in the Merger Agreement because one of the target companies was not able to deliver a full 100% working interest in one of the leases held by it.  The cash proceeds were allocated $1,460,148.89 to Mr. Hullum and $816,962.91 to Mr. Crawford.

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the closing of the Merger Agreement described in Item 2.01 above, we issued 312,500 shares to Calvin R. Hullum, Jr. and 312,500 shares to Charles M. Crawford in exchange for all of the outstanding shares of Stanford.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each of the investors in this transaction was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to the issuance of these shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with this offering.  The shares sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

Financial statements required pursuant to this item are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(b)

Pro forma financial information.

Pro forma financial information required by this item is not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(d)

Exhibits.

Exhibit No.	Description
2.1	Merger Agreement dated November 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: November 26, 2012

By:

/s/William R. Broaddrick

William R. Broaddrick

Interim Chief Executive Officer

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